                                                                      EXHIBIT 11


                 COMMUNITY PSYCHIATRIC CENTERS AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                          Six Months Ended         Three Months Ended
                                May 31                    May 31
                          1996         1995         1996         1995
                         -------------------       -------------------
                   (000s, except per share data)  (000s, except per share data)

Weighted average
 common shares*             44,051      43,614       44,396       43,632
                          ========    ========    =========   ==========


Net Earnings              $  9,949    $ 15,108    $   6,226   $    9,178
                          ========    ========    =========   ==========


Earnings per share        $   0.23    $   0.35    $    0.14   $     0.21
                          ========    ========    =========   ==========

* Dilutive common stock equivalents are less than 3% of weighted average common shares outstanding.

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